UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2011

KBS REAL ESTATE INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-52606	20-2985918
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On September 1, 2011 (the “Effective Date”), KBS Real Estate Investment Trust, Inc. (the “Company”), through indirect wholly owned subsidiaries (individually and collectively, “KBS”), entered into (a) a Collateral Transfer and Settlement Agreement (the “Agreement”) with, among other parties, GKK Stars Acquisition LLC (“GKK Stars”), the wholly owned subsidiary of Gramercy Capital Corp. (“Gramercy”) that indirectly owns the Gramercy real estate portfolio, to effect the orderly transfer of certain assets and liabilities of the Gramercy real estate portfolio to the Company in satisfaction of certain debt obligations owed by wholly owned subsidiaries of Gramercy to the Company, (b) an Acknowledgment and Consent Agreement with, among other parties, Goldman Sachs Mortgage Company (“Goldman”) and Citicorp North America, Inc. (“Citi” and, together with Goldman, the “Mortgage Lenders”), and (c) a second amendment to the Repurchase Agreements (defined below).
Background
On August 22, 2008, the Company, through an indirect wholly owned subsidiary, acquired a senior mezzanine loan with a face amount of $500,000,000 (the “GKK Mezzanine Loan”). The GKK Mezzanine Loan was used to finance a portion of Gramercy's acquisition of American Financial Realty Trust (“AFR”) and its real estate portfolio (referred to herein as the “GKK Collateral”) that closed on April 1, 2008. Also in connection with its acquisition of AFR, Gramercy, through wholly owned subsidiaries, secured senior mortgage financing (the “Goldman/ Citi Mortgage Loan”) and junior mezzanine financing (the “Junior Mezzanine Loan”) from the Mortgage Lenders and SL Green Realty Corp. On May 6, 2011, the Goldman/ Citi Mortgage Loan, the GKK Mezzanine Loan and the Junior Mezzanine Loan (collectively, the “GKK Loans”) matured and all amounts outstanding under these loans became due and payable by the wholly owned subsidiaries of Gramercy that are the borrowers under the respective loan agreements (collectively, the “GKK Borrower”). As such, as of May 6, 2011, the GKK Loans were in default.
On May 10, 2011, as contemplated by its amended and restated repurchase agreement with Goldman and its amended and restated repurchase agreement with Citi (collectively and as amended, the “Repurchase Agreements”), the Company, through indirect wholly owned subsidiaries, acquired (i) a subordinated portion of the Goldman/ Citi Mortgage Loan (the “GKK Subordinated Mortgage Loan”) and (ii) a subordinated portion of the Junior Mezzanine Loan (the “GKK Junior Mezz Tranche”).
As of September 1, 2011, the book value of the GKK Mezzanine Loan was $458.4 million, the book value of the GKK Subordinated Mortgage Loan was $34.3 million and the book value of the GKK Junior Mezzanine Tranche was $6.7 million, net of a purchase discount.
Collateral Transfer and Settlement Agreement
All information contained herein with respect to the properties to be transferred to the Company and the loans to be assumed by the Company, including the properties and loans assumed on the Effective Date, is based on information provided to the Company by Gramercy. The Company is in the process of confirming all such information but has not yet been able to do so.
Under the Agreement, GKK Stars agreed to cause the transfer (the “Transfers”) to KBS of the equity interests (the “Equity Interests”) in the indirect owners of certain properties (the “Properties”) that make up the GKK Collateral, with Transfers to commence on the Effective Date. The Agreement contemplates the transfer of Equity Interests in entities that own approximately 815 properties, including approximately 524 bank branch properties and approximately 291 office buildings and operations centers, as well as a 99% interest in a joint venture that owns approximately 52 bank branch properties occupied primarily by Citizens Bank (the “Joint Venture”). The Company's calculated values of the underlying Properties, which is limited by the information obtained to date from Gramercy, supports the approximately $1.9 billion total of the combined outstanding mortgage loan balance encumbering the Properties (including the GKK Subordinated Mortgage Loan) plus the Company's carrying value of the GKK Mezzanine Loan and GKK Junior Mezzanine Tranche. The fair value of the individual Properties was determined using either a direct capitalization approach (generally for stabilized properties with long-term leases) or a discounted cash flow analysis. The Properties to be wholly owned by indirect wholly owned subsidiaries of the Company have a total of approximately 20.7 million rentable square feet and are located in 36 different states.

With the exception of 52 unencumbered Properties and properties that would be held through the Joint Venture, the Properties subject to the Transfers are divided into 25 separate property pools with each property pool being encumbered by a mortgage loan in favor of a third-party lender (collectively, the “Mortgage Pools” and individually, a “Mortgage Pool”), except that the Company does own the GKK Subordinated Mortgage Loan. As of June 30, 2011, the Mortgage Pools had an aggregate outstanding principal balance of approximately $1.4 billion and a weighted-average interest rate based on these balances of 4.45% as of June 30, 2011. As of the Effective Date, the maturities of the Mortgage Pools ranged from January 2012 to August 2030, with $346.4 million of the Mortgage Pools maturing within one year of the Effective Date.
On the Effective Date, KBS received Equity Interests in the owners of 50 unencumbered properties and 267 properties that are the security for five Mortgage Pools, as detailed in the table below.

Transfers on Effective Date
Mortgage Pools	Debt Information					Collateral Information
Loan Name	Balance as of June 30, 2011	Interest Rate (1)		Maturity Date (2)	Periodic Payment Terms	Number of Properties	Number of States (3)
Goldman/ Citi Mortgage Loan(4) (5)	$240,523,000	LIBOR + 3.00%	(6)	8/31/2012	interest-only(7)	194	19
Millburn	777,000	7.38%	(8)	9/1/2023	amortizing	1	1
Berkeley Heights	466,000	7.38%	(8)	9/1/2023	amortizing	1	1
Kenilworth	382,000	7.38%	(8)	9/1/2023	amortizing	1	1
FSI	62,379,000	LIBOR + 3.00%	(9)	6/11/2012	amortizing	70	19
Total	$304,527,000					267
Unencumbered Properties						50	13
Total Encumbered and Unencumbered Properties						317

(1) Represents the interest rate in effect under the loan as of the Effective Date. Interest rate is calculated as the actual interest rate in effect at the Effective Date (consisting of the contractual interest rate and the effect of contractual floor rates and interest rate caps, floors and swaps), using interest rate indices at the Effective Date, where applicable.
(2) Represents the initial maturity date or the maturity date as extended as of the Effective Date; subject to certain conditions, the maturity dates of certain loans may be extended beyond the date shown.
(3) Properties included in the Mortgage Pools as well as Unencumbered Properties may be located in the same state. Through the Transfers, on the Effective Date, the Company took title to Properties in 24 states.
(4) Prior to the Effective Date, the Company acquired the GKK Subordinated Mortgage Loan, which is a $34.3 million subordinated interest in the Goldman/ Citi Mortgage Loan. As a result, the Company will only record $206.2 million of the outstanding balance of the Goldman/ Citi Mortgage Loan on the Effective Date and the GKK Subordinated Mortgage Loan will be eliminated, for accounting purposes, on the Effective Date.
(5) Pursuant to the terms of the Goldman/ Citi Mortgage Loan agreements, income from the properties subject to the lien of the Goldman/ Citi Mortgage Loan that have been transferred to KBS will be applied as follows: first, to pay the debt service on the Goldman/ Citi Mortgage Loan; second, to pay certain other expenses related to taxes and insurance on such properties; third, to pay for operating expenses and other fees and expenses incurred by KBS relating to such properties, subject to prior approval by the Mortgage Lenders; fourth, in certain circumstances, to make debt service payments on the GKK Mezzanine Loan; and fifth, to prepay the outstanding principal balance of the Goldman/ Citi Mortgage Loan.
(6) Variable interest rate of LIBOR plus a spread that will increase by 1.5% every three months such that the interest rate on the maturity date will be equal to LIBOR + 7.5%. If KBS fails to satisfy certain conditions in the loan agreements for greater than 90 days, then the effective interest will be increased by 1.0% until the condition is satisfied.
(7) Under certain conditions, upon the sale of a property subject to the lien of the Goldman/ Citi Mortgage Loan, KBS must apply a percentage of the net proceeds from such sale towards the repayment of the Goldman/ Citi Mortgage Loan. If the net proceeds from the sale exceed the fair value assigned to the property by the Mortgage Lenders, KBS must apply a certain percentage of the net proceeds from such sale towards the repayment of the Amended Repurchase Agreements (defined below) and once the Amended Repurchase Agreements have been paid in full, to the repayment of Goldman/ Citi Mortgage Loan. KBS may determine the use of any other amounts it receives on such sale that exceed the fair value assigned to the property by the Mortgage Lenders by a certain percentage.
(8) Represents a fixed interest rate on the outstanding loan.
(9) Variable interest rate subject to a LIBOR floor of 350 basis points.

Following the Effective Date, KBS will have the right to receive the remaining Equity Interests at the times and in the order of its choosing, pursuant to terms contained in the Agreement relating to specific Mortgage Pools. However, if all remaining Equity Interests have not been transferred to KBS by December 15, 2011, KBS must accept the transfer of all of the Equity Interests in AFR, resulting in the Transfer of the Equity Interests in any of the 498 Properties not yet transferred as well as the interest in the Joint Venture. With respect to the Transfers, the GKK Borrower has agreed to cooperate with KBS and not to interfere with certain actions taken or to be taken by KBS to effect such Transfers including, among others, KBS's negotiations with the third-party lenders of the Mortgage Pools to obtain any consents necessary to effectuate the Transfers and the assumption of the Mortgage Pools. As KBS receives each Transfer, the outstanding indebtedness under the GKK Mezzanine Loan will be reduced by the preliminary fair value of the Properties transferred less the preliminary fair value of the debt allocated to those Properties that were a part of such Transfer. Because the Agreement provides that KBS must accept the Transfer of all of the remaining Equity Interests that have not been transferred as of December 15, 2011, with the only requirement being the passage of time, for accounting purposes (although not for legal purposes), the Company is deemed to control all of the Equity Interests and all of the Properties to be wholly owned as of the Effective Date, and as a result, the Company will consolidate in its financial statements as of the Effective Date all assets and liabilities to be assumed by the Company in connection with the Transfers of Equity Interests and the Properties to be wholly owned under the Agreement, including the related assumption of the Mortgage Pools and other liabilities related to the Properties to be wholly owned.
In consideration for the GKK Borrower entering into the Agreement and its performance thereunder, the lenders under the GKK Loans agreed to release Gramercy and certain of its subsidiaries from their respective obligations under the guarantees they executed in connection with such loans upon the Transfer of a certain Mortgage Pool to KBS. The GKK Borrower also has agreed to release the lenders from potential liability arising from their respective loans.
In connection with the Transfers at the Effective Date and the Transfers that will occur subsequent to the Effective Date, certain of the Company's wholly-owned subsidiaries (each, a “Guarantor”) have entered into and will be required to enter into certain replacement guarantees, back-up guarantees and/or indemnities (including environmental indemnities relating to the Properties) for each Mortgage Pool. The Guarantors may be required to guarantee the entire amount outstanding under certain Mortgage Pools or to guarantee certain losses under such loans that result from certain actions by KBS in violation of the loan documents. KBS may be required to pledge additional collateral to the lenders under the Mortgage Pools or indemnify the lenders in connection with certain Transfers.
As of the Effective Date, GKK Stars has agreed to provide: standard asset management services relating to the Properties transferred or to be transferred pursuant to the Agreement (the “Services”) through December 31, 2013, which Services may be terminated by either GKK Stars or KBS Acquisition (defined below) at any time on 90 days prior written notice, subject to certain additional termination rights and restrictions; and to provide the Company with financial information for the GKK Portfolio for fiscal year 2011. As compensation for the Services, KBS Acquisition Sub, LLC (“KBS Acquisition”), a wholly owned subsidiary of the Company through which the Company will indirectly own the Properties, has agreed to pay to GKK Stars: (i) an annual fee of $10 million (prorated for incomplete years) plus all Property-related expenses incurred by GKK Stars, (ii) subject to certain terms and conditions in the Agreement, participation interests in the amounts by which the net sales proceeds from the sale of the Properties plus the remaining net value of KBS Acquisition's remaining assets exceed certain threshold amounts, and (iii) subject to certain conditions in the Agreement, a minimum of $3.5 million. GKK Stars and KBS Acquisition have agreed to negotiate a separate management services agreement to further outline the terms and conditions under which GKK Stars or one of its affiliates would continue to provide the Services for KBS Acquisition. The terms of such an agreement have not yet been finalized, however, and there can be no assurance that GKK Stars or one of its affiliates and KBS Acquisition will ever consummate such an agreement. In the event KBS Acquisition and GKK Stars or one of its affiliates are unable to consummate such an agreement by March 31, 2012, the terms for the provision of the Services under the Agreement shall automatically terminate as of June 30, 2012.
Prior to the Transfers, the GKK Borrower agreed to refrain from entering into certain agreements relating to the GKK Collateral, incurring debt except as permitted in the loan agreement relating to the GKK Mezzanine Loan, making certain transfers of the Properties and making certain distributions. So long as KBS is still obligated under certain Mortgage Pools, the Guarantor and the indirect wholly owned subsidiaries of the Company created to receive the Equity Interests may not incur debt for borrowed money in excess of $180 million (which may be increased to $200 million under certain circumstances), other than mortgage financing secured by, among other things, interests in real property and other than the GKK Mezzanine Loan.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER             AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
For information relating to material debt obligations assumed by the Company, through its wholly owned subsidiaries, pursuant to the Agreement, see Item 1.01.
Amendment No. 2 to Repurchase Agreements
In connection with its execution of the Agreement, the Company, through indirect wholly owned subsidiaries, entered into a second amendment to the Repurchase Agreements (as amended, the “Amended Repurchase Agreements”) with Citigroup Financial Products Inc. and Goldman (collectively, the “Repurchase Lenders”). The Amended Repurchase Agreements provide that a default by KBS on any of the five loans specified in the Amended Repurchase Agreements (a “Mortgage Default”), including the Goldman/ Citi Mortgage Loan, may, in certain circumstances, constitute a default under the Amended Repurchase Agreements. Under certain conditions, a Mortgage Default would not trigger a default under the Amended Repurchase Agreements if KBS were to transfer the Equity Interests subject to the Mortgage Default to the Repurchase Lenders.
ITEM 8.01 OTHER EVENTS
Estimated Value per Share
The estimated value per share of the Company's common stock may not reflect the value that stockholders will receive for their investment.
On December 2, 2010, the Company's board of directors approved an estimated value per share of the Company's common stock of $7.32 based on the estimated value of the Company's assets less the estimated value of the Company's liabilities divided by the number of shares outstanding, all as of September 30, 2010. The Company provided this estimated value per share to assist broker-dealers that participated in the Company's initial public offering in meeting their customer account statement reporting obligations under the National Association of Securities Dealers Conduct Rule 2340 (c)(2) as required by the Financial Industry Regulatory Authority (“FINRA”). The estimated value per share was based upon the recommendation and valuation of the Company's advisor.
FINRA rules provide no guidance on the methodology an issuer must use to determine its estimated value per share. As with any valuation methodology, the advisor's methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and these differences could be significant. The estimated value per share is not audited and does not represent the fair value of the Company's assets or liabilities according to U.S. generally accepted accounting principles. The Company can make no claim whether the estimated value per share and the methodology used to derive the Company's value per share would or would not be acceptable to FINRA or for compliance with ERISA reporting requirements. For a full description of the methodologies used to value the Company's assets and liabilities in connection with the calculation of the estimated value per share, see the Company's Current Report on Form 8-K filed with the SEC on December 10, 2010.
Accordingly, with respect to the estimated value per share, the Company can give no assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value;

•
a stockholder would ultimately realize distributions per share equal to the Company's estimated value per share upon liquidation of the Company's assets and settlement of the Company's liabilities or a sale of the Company;

•	the Company's shares of common stock would trade at the estimated value per share on a national securities exchange; or

•	an independent third-party appraiser or other third-party valuation firm would agree with the Company's estimated value per share.

Further, the value of the Company's shares will fluctuate over time in response to developments related to individual assets in the portfolio and in response to fluctuations in the real estate and finance markets. As such, the estimated value per share does not take into account developments in the Company's portfolio since December 2, 2010, including:

•
asset sales and potential future asset sales at values different from those determined in the Company's valuation as well as any impairment charges related to these or other assets as a result of changes in the expected hold period or the estimated cash flows for these assets;

•	impairment charges related to real estate-related investments;

•	the restructuring of the Company's debt, including the restructuring of the Company's repurchase agreements that are secured by the Company's investment in the Gramercy real estate portfolio; and

•
the assets and liabilities assumed by the Company in connection with the Transfers of Equity Interests and Properties under the Agreement and the related assumption of the Mortgage Pools and other liabilities of the Properties.

On the Effective Date, the Company took title to 317 Properties under the Agreement and will receive the remaining Equity Interests in the entities that own the remaining Properties between the Effective Date and December 15, 2011. Upon transfer of Equity Interests to the Company, or shortly thereafter, the Company will make determinations about which assets it wishes to sell and commence the disposition process. The Company expects to complete the disposition of some assets by the first quarter of 2012. Accordingly, the Company intends to update the estimated value per share of the Company's common stock no later than March of 2012 in order to allow time to incorporate updated information obtained during the Transfers of Properties and additional market information obtained from the initial dispositions of Properties in order to have the most accurate and current information in calculating the estimated value per share. Until such time, the purchase price of shares under the dividend reinvestment plan will be $7.32, and the redemption price for shares eligible for redemption under the share redemption program will be $7.32. During the term of the Amended Repurchase Agreements related to the Company's investment in the Gramercy real estate portfolio, the Company agreed to continue to limit redemptions under the share redemption program to those redemptions sought upon a stockholder's death, “qualifying disability” or “determination of incompetence” (each as defined in the share redemption program). For more information, see the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2011, filed with the Securities and Exchange Commission.
This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are subject to known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These include statements regarding the intent, belief or current expectations of the Company as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company's actual results to differ materially from those presented in the Company's forward-looking statements: the Company can provide no guarantees regarding its ability to (i) obtain the consents or approvals of certain Mortgage Pool lenders to prevent defaults under the Mortgage Pools upon the Transfers of Equity Interests, which defaults could result in the Company losing part or all of the Properties securing certain Mortgage Pools; (ii) enforce the Agreement, especially if GKK Stars or its affiliates file for bankruptcy or are otherwise the subject of an involuntary bankruptcy proceeding; (iii) successfully operate and sell the Properties transferred under the Agreement given current economic conditions and the concentration of the Properties in the financial services sector, the significant debt obligations the Company would assume with respect to such Properties, and the advisor's limited experience operating and selling bank branch properties; and (iv) timely obtain financial information on the Properties from the property managers in order for the Company to meet its reporting obligation deadlines.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: September 8, 2011	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chairman of the Board, Chief Executive Officer and Director